Exhibit 99.1

Encore Enters Settlement Agreement with 42 States and the District of Columbia
Settlement will cause no material impact to the business
Reserves put in place in 2015 will cover monetary terms

SAN DIEGO — December 4, 2018 — Encore Capital Group, Inc. (Encore), an international specialty finance company (NASDAQ: ECPG), today announced it has entered into a settlement agreement with 42 states and the District of Columbia. The issues that were the genesis of the settlement have not been the company’s practice for nearly 10 years.

“Several years ago, we began discussions with various attorneys general, which ran in parallel to our discussions with the Consumer Financial Protection Bureau (CFPB) and covered similar topics. We settled with the CFPB in 2015 and are pleased to have reached today’s agreement,” said Ashish Masih, President and CEO of Encore. “While we believe our practices were in accordance with relevant laws, we chose to agree to a settlement, so we can all move ahead.”

This settlement will cause no material impact to the business. The funds for it were fully reserved in 2015 in connection with the company’s settlement with the CFPB. The terms of the agreement include a one-time cash payment of $6 million that will be divided among the states, and $25,000 per state available as relief for certain consumer claims. Also included are credits to the outstanding balance of certain judgments obtained against consumers between 2003 and 2009. Additionally, the agreement sets out operational requirements, nearly all of which are already part of current practice. Most of the requirements were implemented during or prior to Encore’s negotiations with the attorneys general.

“We believe today’s settlement, and the CFPB agreement before it, actually strengthen our competitive position, as they’ve set the standard for the entire sector. We are well positioned to continue our industry leadership in this regulatory environment,” continued Masih.

Encore continues to be one of the most consumer-centric companies in the business. Its people work with consumers to provide tailored solutions to help them manage their financial obligations and move toward a better life. It is the first and only company in its industry to operate with a Consumer Bill of Rights, which was adopted in 2011 and further strengthened in 2016.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions across a broad range of assets. Through its subsidiaries including Midland Credit Management, Inc. (United States), Cabot Credit Management (Europe), Refinancia (Latin America), Baycorp (Australasia) and Encore Asset Reconstruction Company (India), Encore purchases or services portfolios of receivables from major banks, credit unions, and utility providers. Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being.

Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. More information about the Company’s Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the company’s or its subsidiaries’ websites are not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contacts

General Media
Sheryl Wright
SVP, Corporate and Government Affairs
(858) 309-9757
press@encorecapital.com

Investor Relations
Bruce Thomas
VP, Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com